PRESS RELEASE                                       FOR FURTHER  DAVID M. GADDIS
IMMEDIATE RELEASE                                   INFORMATION: PRESIDENT & CEO
OCTOBER 26, 2000                                                 FVNB CORP.
                                                                 361-572-6500


           FVNB CORP. THIRD QUARTER DIVIDEND AND EARNINGS ANNOUNCEMENT

VICTORIA, TEXAS-FVNB Corp. (Nasdaq: FVNB) announced today that on October 25, 2000, the Board of Directors of FVNB Corp. declared a regular cash dividend of $.35 per share payable on November 17, 2000 to shareholders of record as of November 3, 2000.

FVNB Corp. also announced that consolidated net income of the Company for the nine months ended September 30, 2000 was approximately $6.35 million, or $2.68 per share. This compares to consolidated net income of approximately $6.09 million, or $2.56 per share, for the same period in 1999. The growth in net income of approximately $.26 million from 1999 to 2000 represents an increase of approximately 4.35%. The Company's return on average assets of 1.27% and return on average equity of 13.82% for the nine months ended September 30, 2000 compare to 1.30% and 13.86%, respectively, for the same period in 1999.

As of September 30, 2000 and December 31, 1999, the Company reported total consolidated assets of approximately $687 million and $655 million, respectively. Consolidated deposits of the Company were approximately $571 million at September 30, 2000 compared to $555 million as of December 31, 1999.

"We are continuing to experience excellent growth in earnings as a result of increased non-interest income and steady, quality loan growth at both of our subsidiary banks. Net income is up 4.35% for the first nine months of 2000. Net of non-recurring items totaling $1.17 million in 1999 and $.20 million in 2000, our core earnings are up over 25%." commented David M. Gaddis, President & Chief Executive Officer of FVNB Corp.


Noted Financial Data

o Net interest income of the Company was approximately $20,534,000 in the first nine months of 2000 compared to $18,894,000 for the same period in 1999. This increase of approximately $1,640,000, or 8.68%, is due primarily to an overall increase in the volume and yields on earning assets as well as a shift in the mix of earning assets from investment securities into higher yielding loans. In addition, the Company experienced rising rates on interest-bearing liabilities during the first nine months of 2000 resulting in higher interest costs. These increased interest costs were more than offset by the favorable impact of increased yields on earning assets.

o Non-interest income of the Company was approximately $7,579,000 in the first nine months of 2000 compared to $6,124,000 for the same period in 1999. This represents an increase of approximately $1,455,000, or 23.76%. Significant components of the Company's non-interest income include trust service fees, services charges and fees on deposit accounts, and income from leasing activities. Non-interest income increased in 2000 due primarily to the impact of rental income recognized as the result of the operating lease of an aircraft entered into by a wholly owned operating subsidiary of First Victoria National Bank in June 1999. First Victoria National Bank is a wholly owned subsidiary bank of the Company.

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
The Company reported non-interest expense of approximately $17,828,000 for the first nine months of 2000 compared to $15,680,000 for the same period in 1999. This represents an increase of approximately $2,148,000, or 13.70%. Significant components of non-interest expense include salaries and employee benefits, net occupancy and furniture and equipment expense, professional fees, data processing expense and amortization of goodwill and intangibles. The Company experienced increases in this area during 2000 due primarily to expenses associated with leasing activities entered into by First Victoria National Bank in June 1999.

FVNB Corp. is a financial holding company whose principal operating subsidiaries are First Victoria National Bank with locations in Victoria, Port Lavaca, Taft, Edna, and Ganado, Texas, and Citizens Bank of Texas N.A., with locations in New Waverly, The Woodlands, and Huntsville, Texas. As of September 30, 2000, total consolidated assets of the Company were approximately $687 million and consolidated equity capital was approximately $64 million.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.]

                          Subsidiary Banks, Member FDIC

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
                                   FVNB CORP.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)


CONDENSED CONSOLIDATED BALANCE SHEETS           SEPTEMBER 30,  DECEMBER 31,  SEPTEMBER 30,
                                                    2000           1999          1999
-----------------------------------------------------------------------------------------
ASSETS                                                        (IN THOUSANDS)
  Cash and due from banks .....................   $  27,762     $  26,993     $  24,099
  Federal funds sold ..........................      25,120        38,170        27,040
  Investment securities .......................     143,216       158,776       162,012
  Loans and leases ............................     440,905       387,407       368,448
    Allowance for loan and lease losses .......      (4,810)       (4,573)       (4,317)
  Premises and equipment ......................      30,448        30,693        31,236
  Goodwill ....................................      14,280        10,719        10,371
  Other assets ................................       9,721         6,999         9,999
                                                  ---------     ---------     ---------

          TOTAL ASSETS ........................   $ 686,642     $ 655,184     $ 628,888
                                                  =========     =========     =========

LIABILITIES
  Deposits:
    Non interest-bearing deposits .............   $ 108,409     $  90,857     $  92,306
    Interest-bearing deposits .................     462,481       463,963       437,881
                                                  ---------     ---------     ---------
       Total deposits .........................     570,890       554,820       530,187
  Federal funds purchased and securities
    sold under agreements to repurchase .......      10,675         3,750         3,700
  Other borrowed funds ........................      31,055        27,827        28,275
  Other liabilities ...........................       9,634         8,478         7,144
                                                  ---------     ---------     ---------
          TOTAL LIABILITIES ...................     622,254       594,875       569,306
SHAREHOLDERS' EQUITY ..........................      64,388        60,309        59,582
                                                  ---------     ---------     ---------

       TOTAL LIABILITIES & SHAREHOLDERS' EQUITY   $ 686,642     $ 655,184     $ 628,888
                                                  =========     =========     =========

CAPITAL RATIOS
  Leverage Ratio ..............................        8.04%         8.40%         8.51%
  Risk Based Ratios -
    Tier I Capital ............................       11.44%        12.23%        12.62%
    Total Regulatory Capital ..................       12.47%        13.28%        13.65%


CONDENSED CONSOLIDATED STATEMENTS OF INCOME     THREE MONTHS ENDED       NINE MONTHS ENDED
                                                   SEPTEMBER 30,           SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)         2000        1999        2000        1999
-------------------------------------------------------------------------------------------
Interest income ............................   $ 13,073    $ 11,138    $ 37,535    $ 33,468
Interest expense ...........................      6,007       5,095      17,001      14,574
                                               --------    --------    --------    --------
  NET INTEREST INCOME ......................      7,066       6,043      20,534      18,894
Provision (credit) for loan and lease losses        190          91         300         (54)
                                               --------    --------    --------    --------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES ..............      6,876       5,952      20,234      18,948
Non-interest income ........................      2,497       2,630       7,579       6,124
Non-interest expense .......................      5,950       5,198      17,828      15,680
                                               --------    --------    --------    --------
  INCOME BEFORE INCOME TAXES ...............      3,423       3,384       9,985       9,392
Income tax expense .........................      1,249       1,114       3,635       3,307
                                               --------    --------    --------    --------
  NET INCOME ...............................   $  2,174    $  2,270    $  6,350    $  6,085
                                               ========    ========    ========    ========
Basic earnings per share ...................   $    .92    $    .96    $   2.68    $   2.56
                                               ========    ========    ========    ========
Diluted earnings per share .................   $    .91    $    .96    $   2.67    $   2.56
                                               ========    ========    ========    ========

Return on average assets ...................       1.26%       1.42%       1.27%       1.30%
Return on average equity ...................      13.63%      14.87%      13.82%      13.86%

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